1

➢ ➢ ➢ ➢ ➢ ➢ Note: Figures represent illustrative estimates. WULF Compute metrics represent range for white space or rack ready colocation for illustrative purposes only.

4 ➢ Owned infrastructure to scale flexibly ➢ Lowest cost producer of BTC ➢ Sustainable: 100% zero-carbon target ➢ ESG is core to operations, risk mitigation, and reputational value ➢ 8 EH/s deployed and 210 MW operational ➢ Target 295 MW operational by YE 2024 ➢ Additional 300 MW of growth capacity ➢ 3,407 BTC mined in 2023 1,057 BTC mined in Q1 2024 ➢ $0.032/kWh realized power cost in 2023 $0.035/kWh target for 2024 ➢ 95% zero-carbon energy Rapidly scaling since inception with significant owned capacity for growth 3 MW 60 MW 60 MW 110 MW 160 MW 195 MW 245 MW 30 MW 50 MW 50 MW 50 MW 50 MW 35 MW 50 MW 300 MW 0.3 EH/s 2.0 EH/s 3.3 EH/s 5.5 EH/s 10.2 EH/s 13.3 EH/s 31.0 EH/s 0.0 5.0 EH/s 10.0 EH/s 15.0 EH/s 20.0 EH/s 25.0 EH/s 30.0 EH/s 35.0 EH/s 0 100 MW 200 MW 300 MW 400 MW 500 MW 600 MW 700 MW 1H 2022 2H 2022 1H 2023 2H 2023 1H 2024 2H 2024 2025E + LMD Nautilus Under Construction Planned Deployment Total Hash Rate (2)(1)

➢ ➢ ➢ ➢ ➢ (1) Source: NYISO Power Trends 2023 report (https://www.nyiso.com/power-trends). (2) Reflects TeraWulf’s 50 MW interest in the Nautilus Cryptomine facility and option to expand by 50 MW, which the Company exercised in February 2024. 5 ➢ ➢ ➢

Strategically located in regions with significant energy surplus 6 ✓ ✓ ✓ ✓ ✓ ✓

Lowest-cost producer of Bitcoin with large-scale infrastructure optionality ➢ Existing sites have more than 300 MW of available capacity to expand ➢ Attractive site strategically positioned to support other forms of compute ➢ Achieved $0.032/kWh all-in power cost in 2023 ➢ Target $0.035/kWh all-in power cost in 2024 ➢ Recent 7 EH/s purchase and option agreement for S21 miners ➢ Locks in pricing at ~$16 per terahash ➢ Reduced debt by 50% in the last 6 months with free cash flow generation ➢ 2024 growth plan largely funded; expect to be debt free in 2025 with substantial free cash flow to reinvest in business

Achieved record free cash flow generation 8 Metric Amount Comments End of Period Hash Rate 8.0 EH/s ➢ 167% increase year-over-year Bitcoin Produced 1,057 ➢ 11.6 BTC per day; +8% over Q423; +110% over Q123 Power Cost $0.041/kWh ➢ Represents power cost per BTC of $15,501 Revenue (1) $42.4 million ➢ Value per BTC self-mined (non-GAAP) averaged ~$53k Gross Profit (1) $28.0 million ➢ 95% increase quarter-over-quarter Non-GAAP Adjusted EBITDA (2) $32.0 million ➢ 95% increase quarter-over-quarter; EBITDA/EH of $4,100 Cash and Cash Equivalents $45.8 million ➢ Excludes BTC of $2 million (3) Net Debt (4) $60.2 million ➢ Additional $30 million repayment was made in April 2024 ➢ Anticipate $15-$20 million repayment in July 2024 (1) GAAP measure; excludes Nautilus. (2) Non-GAAP measure; includes Nautilus. (3) Based on the market price per one Bitcoin of $71,333 on March 31, 2024. (4) Net Debt as of 3/31/24 calculated as follows: $106.0 million principal balance of debt less $45.8 million of cash.

All figures include WULF’s net share of Nautilus operations 9 514 889 980 959 1,051 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 3.3 5.5 5.5 5.5 8.0 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $8.7 $19.4 $18.7 $25.0 $40.5 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 ($2.3) $7.6 $9.0 $16.4 $32.0 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 (1) Excludes bitcoin earned via hosting profit share. (2) Includes gross total hosted hash rate. (3) Calculated as Revenue less Cost of Revenue (exclusive of depreciation, inclusive of demand response proceeds); includes WULF’s share of Nautilus JV. (4) Includes distributions from Nautilus. ➢Record BTC production of 1,051 in Q1 2024, despite ~16% increase in network hash rate quarter-over-quarter ➢62% increase in Gross Profit and 95% increase in Adjusted EBITDA quarter-over-quarter ➢Operating hash rate expansion in Q4 2023 and phase-out of hosting operations in Q1 2024 contributed to significant increase in gross margin ➢ Implies average EBITDA per EH of $4.1 million vs. peer average of $2.9 million per EH

10 ➢ Approximately $106 million of debt and $46 million of cash at March 31, 2024 ➢ Principal repayments in Q2 2024 reduced debt further to $76 million ➢ Company anticipates additional repayment of $15-$20 million in early Q3 2024 ➢ $8.1 million of annual interest savings from debt repaid since Q4 2023 Cash As of March 31, 2024 Net Debt As of March 31, 2024 Greatly improved balance sheet and liquidity

Not All Exahash is Created Equal

TeraWulf delivers more profitability with less dilution than any of its peers

"Revenue is vanity, profit is sanity, but cash is KING."

Alan Miltz, co-author of *Scaling Up*


GOOD
NOT GOOD
($ in millions)
Q1 2024 EBITDA / EH
$4.4 CLSK
$4.1 WULF
$4.1 CORZ
$3.2 CIFR
$1.9 MARA
$0.9 RIOT
YTD 2024 ATM Issuance
$0.0 CORZ
$63.4 WULF
$84.8 CIFR
$510.4 RIOT
$533.9 CLSK
$560.3 MARA
Q1 2024 Stock-Based Comp
$1.1 CORZ
$6.9 WULF
$8.3 CIFR
$9.8 CLSK
$32.0 RIOT
$51.9 MARA

Source: Public filings and publicly available earnings transcripts, and good faith calculations by WULF based thereon.
Note: Core Scientific emerged from bankruptcy in January 2024; 1Q 2024 stock-based comp does not reflect management incentive plan.

11

Plan to repay debt with free cash flow and expand mining to over 10 EH/s; maintain optionality for future growth 12 (1) Reflects cash balance as of April 30, 2024, and assumes market price of BTC of $60,637 as of April 30, 2024. (2) Assumes average BTC price and network hash rate of $75,000 and 600 EH/s, respectively, May 1 – December 31, 2024. (3) Includes 24 kV line upgrades required for Phase 2 of capacity expansion at Lake Mariner facility. (4) Reflects capex associated with 2 MW AI/HPC pilot infrastructure at Lake Mariner facility.

Updated Guidance: $/BTC and Hash Cost $/PH/Day

Realized cost-to-mine of ~$29k in Q1 2024; projected of ~$40k for balance of 2024

	Q1 2024 [1]			Q2 2024 [2]			2H 2024			Full Year 2024
Illustrative Market Inputs:										
Network Hash Rate (EH/s)				630			630			
Transaction Fees (%)				10%			10%			
Illustrative Operating Inputs:										
Miner Fleet Efficiency (J/TH) [3]				25.6			23.7			
Total Hash Rate (EH/s)				8.0			10.2			
Total Bitcoin Mined	1051			695			1,462			3,208
	$ in 000's	**$/BTC**	**$/PH/Day**	**$ in 000's**	**$/BTC**	**$/PH/Day**	**$ in 000's**	**$/BTC**	**$/PH/Day**	**$ in 000's**
Power Cost (@ $0.035/kWh)	$16,292	$15,501	$26	$15,777	$22,701	$22	$36,232	$24,776	$20	$68,301
SG&A for the Period	8,028	7,639	13	6,491	9,339	9	12,981	8,877	7	27,500
Other OpEx for the Period	3,113	2,962	5	3,462	4,982	5	6,925	4,735	4	13,500
Interest Expense for the Period [4]	3,726	3,545	6	2,180	3,137	3	3,295	2,253	2	9,201
Total Cost	**$31,159**	**$29,647**	**$50**	**$27,910**	**$40,159**	**$39**	**$59,433**	**$40,641**	**$33**	**$118,502**

(1) Actual results, excludes 6 BTC earned via hosting profit share.
(2) Reflects actual April production; May and June BTC quantity projected using inputs above.
(3) Assumes 4% ancillary load. Nameplate miner efficiency is 24.6 J/TH pre-halving and 22.8 J/TH post-halving.
(4) Interest expense in 2024 based on 11.5% interest rate and $76 million balance of debt outstanding in Q2 2024 and $57 million outstanding in Q2-Q4 2024. Does not reflect anticipated incremental debt repayments with cash generated in Q2-Q4 2024.

13

WULF Compute – Potential Illustrative Business Models

Optimizing LAND, MWs *and* CAPITAL *for the most efficient long-term value creation*

	Cloud Service Provider	Colocation – Whitespace & Rack Ready	Build to Suit
Description	Shell data center and GPU clusters; space, power, cooling, fiber/internet, security, compute, storage and environment.	Shell data center; lease rack ready whitespace including redundant power, cooling, fiber/internet, and security	Data center built to spec; lease space, redundant power, cooling, fiber/internet, and security
Customer	Multiple Managed through cloud platform partner	Multiple Enterprise and well funded startup customers	Single – Hyperscaler (e.g., Magnificent 7)
Contract Size	0.1 – 50 MW	0.5 – 100 MW+	100+ MW
Contract Term	1 – 36 months	1 – 7+ years	15+ years with renewals
O&M	WULF managed	WULF managed	Tenant managed
Build Cost per MW	$27 – 30 million (1)	$4 – 8 million (1)	$2 – 4 million (4)
Financing	Equity & Debt	Equity (initially)	Highly Bankable
Revenue per MW	$11 – 18 million (2)	$1.3 – 1.5 million (3)	$0.2 – 0.5 million
Margins	70 – 80%	65 – 75%	90% +
Valuation Range	7-12x EBITDA	10-15x EBITDA	15-20x EBITDA

(1) Build cost for CSP and colocation model reflect liquid cooling infrastructure.
(2) Low end of range based on long-term reserve contract at $2.1/GPU/hr with 100% rental utilization, high end of range represents $4.50/GPU/hr of on-demand revenue at 80% rental utilization.
(3) Does not include customer pass-through energy expense. Subject to term length and payment terms
(4) Based on air cooled powered shell infrastructure. NNN Rent Structure; customer pays all OpEx directly.

TERAWULF

14

Significant mismatch in data center demand and power growth – increasing the value of land and power assets ➢ Electricity demand growth driven largely by GenAI and data centers significantly outpacing the expected supply growth of available power capacity ▪ Over time, the imbalance will continue to increase the value of the time limiting resource – power and land ➢ The top constraint for data center market growth today is access to power capacity, with the key constraint being time to power ➢ Near term access to power adds meaningful time advantages for data center developers which suggest that they are willing to pay significant premiums for quicker access to power ➢ Players with access to the key limiting resource – land and power – are well situated to capture tremendous value over the next decade Electricity production annual growth through 2035 (3) Power price premium willingly paid for bringing data centers online faster by 2 years (2) Expected US data center power capacity by 2030 (1) Projected annual growth of power demand for GenAI (2) Data center electrical consumption annual growth through 2035 (3) U.S. data center demand 2023 (1) (1) Source: Data Center Dynamics dated January 15, 2024: “Newmark: US Data center power consumption to double by 2030”. (2) Source: Morgan Stanley Research dated March 24, 2024: “Powering GenAI: The Tortoise and the Hare”; MS base case assumptions. (3) Source: Eastdil Secured Digital Infrastructure Sector Update 2024 Capital Markets Outlook.

Best-in-Class Management Team

TeraWulf is led by an accomplished, diverse management team with 30+ years of experience in developing and managing energy infrastructure and disruptive technology

TERAWULF



PAUL PRAGER

Co-Founder, Chairman & Chief Executive Officer

30+ year energy infrastructure entrepreneur; USNA Foundation Investment Committee Trustee



NAZAR KHAN

Co-Founder, Chief Operating Officer & Chief Technology Officer

20+ years in energy infrastructure and cryptocurrency mining; previously at Evercore



KERRI LANGLAIS

Chief Strategy Officer

20+ years of M&A, financing, strategy, and power sector experience; previously at Goldman Sachs



STEFANIE FLEISCHMANN

Chief Legal Officer

General Counsel for 15+ years overseeing all legal and compliance matters; previously at Paul, Weiss



PATRICK FLEURY

Chief Financial Officer

20+ years of financial experience in the energy, power, and commodity sectors' previously at Platinum Equity and Blackstone



SEAN FARRELL

SVP, Operations

13+ years of energy experience in renewables, grid optimization, digitalization, and storage solutions; previously at Siemens Energy

17

As of May 10, 2024 18 Note: all figures are approximate.

19 (1) Includes WULF’s net share of miners contributed to Nautilus JV. (2) Miner orders to be installed 2H 2024 (3) Figures include 4% ancillary load, nameplate efficiency of miners alone is 27.6 J/TH for 23E, 24.6 J/TH for 2Q 24, and 22.8 for 2H 24 Model Quantity Hash Rate Efficiency J/TH S19 J/J-Pro 27,500 100 30 S19 JXP/XP 31,500 146 21.5 S19K Pro 4,000 120 23 MicroBT M30s 1,200 100 31 S21 Pro2 5,000 234 15 S212 5,000 200 17.5 5.2 2.7 Below 25 J/TH Above 25 J/TH 7.5 2.7 Below 25 J/TH Above 25 J/TH 28.7 J/TH 25.6 J/TH 23.7 J/TH 23E Efficiency 2Q 24 Efficiency 2H 24 Efficiency ➢ ➢ Highly efficient fleet drives profitability

$0.032 $0.025 $0.017 $0.031 $0.061 $0.032 $0.033 $0.040 $0.042 $0.040 2018 2019 2020 2021 2022 2023 2024E 2025E 2026E 2027E Actual Projected Average $3.5 ¢ per kWh76% 24% Capacity (210 MW) Lake Mariner Nautilus $0.040 $0.020 Power Cost ($/kWh) Lake Mariner Nautilus Blended Power Cost (incl. Demand Response) Annual guidance of 3.5 cents per kWh average cost of power across both sites 20 Historical Average (2018-2023) = $0.033 per kWh (1) NYISO Zone A prices atypically high during Q2-Q3 2022 due to elevated gas prices, regional transmission outages, weather events and supply constraints due to pandemic and war in Ukraine. (2) Includes transmission charges, taxes and demand response proceeds received at Lake Mariner. (3) Source: Bloomberg NYISO Zone A ATC forward curve as of 03/11/24; excludes transmission charges, taxes and demand response proceeds expected to be received at Lake Mariner. (1) (3) (2)

✓ ✓ ✓ ✓ 21

✓ ✓